Exhibit 10.6

SEPARATION AGREEMENT AND GENERAL RELEASE

This Separation Agreement and General Release (“Agreement”) is made by and between Cubic Corporation (“CUBIC”) and William Boyle (“EMPLOYEE”) with respect to the following facts:

A. EMPLOYEE and CUBIC have mutually agreed to separate EMPLOYEE’s employment.

B. CUBIC and EMPLOYEE wish to enter into an agreement with regard to the separation of that employment relationship to resolve any and all issues relating to CUBIC’s employment of EMPLOYEE and the separation thereof.

THE PARTIES THEREFORE AGREE AND PROMISE in consideration of all of the following terms and conditions as follows:

1. Separation Date. EMPLOYEE’s last day of active employment with CUBIC will be March 31, 2015 (“Separation Date”).  Between March 1, 2015 and March 31, 2015, EMPLOYEE’s monthly gross salary shall be $3,000 dollars.

2. Consideration to Employee. In full consideration of EMPLOYEE signing, returning, and not revoking this Agreement within the time periods specified below in paragraph 17, CUBIC will provide EMPLOYEE with the following benefits to which employee is not otherwise entitled:

a.              Equity Acceleration. The parties acknowledge and agree that EMPLOYEE’s unvested equity awards will no longer vest under the existing vesting schedules set forth in the applicable award agreements and will instead be eligible to vest as described in this Section 2(a).  Subject to the occurrence of the Effective Date (as defined below),

i.              On the Separation Date, all of the 7,574 outstanding, unvested time-based restricted stock units granted to EMPLOYEE pursuant to that certain Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement dated December 12, 2013, shall vest and be settled in accordance with the terms of such agreement, less usual and customary payroll deductions and required taxes;

ii.             On the Separation date, all of the 17,138 of the outstanding, unvested time-based restricted stock units granted to EMPLOYEE pursuant to that certain Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement dated March 21, 2013 shall vest and be settled in accordance with the terms of such agreement, less usual and customary payroll deductions and required taxes; and

iii.            On the Separation Date, 6,055 of the outstanding, unvested performance-based restricted stock units granted to EMPLOYEE pursuant to that certain Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement dated December 12, 2013 shall vest and be settled in accordance with the terms of such agreement, less usual and customary payroll deductions and required taxes; and

iv.            On the Separation Date, all of the 11,426 outstanding, unvested performance-based restricted stock units granted to EMPLOYEE pursuant to that certain Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement dated March 21, 2013, shall terminate.

Following the Separation Date, all of EMPLOYEE’s remaining unvested equity awards (other than those eligible to vest pursuant to this Section 2(a) upon the Effective Date), shall terminate.

EMPLOYEE agrees that the above equity acceleration constitutes adequate consideration for the full and final satisfaction of any and all claims of any nature and kind whatsoever that EMPLOYEE ever had, now has or may have against CUBIC and all other persons and entities released herein, arising through the date of this Agreement, including but not limited to any claims relating in any way to CUBIC’s employment of EMPLOYEE or the termination of EMPLOYEE’s employment.

3. General Release of All Claims. As a material inducement to CUBIC to enter into this Agreement, and in consideration of the other conditions herein, EMPLOYEE irrevocably and unconditionally releases CUBIC, its parent company, and any of their subsidiaries, divisions, affiliates, stockholders, predecessors, successors, assigns, agents, attorneys, directors, officers, employees, representatives and all persons acting by, through, under or in concert with any of them (collectively referred to as “Releasees”), from any and all claims, complaints, liabilities, obligations, agreements, damages, actions of any nature, known or unknown, suspected or unsuspected, that EMPLOYEE ever had, now has, or hereafter may have arising through the date of this Agreement, including but not limited to any claims arising out of EMPLOYEE’s employment relationship or the separation of EMPLOYEE’s employment relationship with CUBIC.

Also, without limiting the generality of the foregoing, EMPLOYEE agrees to waive any and all claims for breach of contract, breach of the covenant of good faith and fair dealing, employment discrimination, harassment, and retaliation in violation of any California or other state or federal statute or regulation, including but not limited to, claims for violation of Title VII of the Civil Rights Act of 1964, the Family and Medical Leave Act, the Age Discrimination in Employment Act (“ADEA”), the Older Workers Benefit Protection Act, the Americans with Disabilities Act, the California Fair Employment and Housing Act, the Employee Retirement Income Security Act of 1974, the federal Worker Adjustment and Retraining Notification (“WARN”) Act of 1988, the California WARN Act, the National Labor Relations Act, as well as claims for violation of California public policy or similar state or federal laws, violation of constitutional rights, as well as intentional and negligent infliction of emotional distress, defamation, fraud, and violation of the California Labor Code or similar state or federal laws.

This General Release provision does not apply to: (1) claims by EMPLOYEE for workers’ compensation benefits or unemployment insurance benefits, except claims for wrongful termination or discrimination under the Workers’ Compensation Act or the Unemployment Insurance Code; (2) any action to enforce or challenge the enforceability of this Agreement; or (3) any other claims that, by statute, cannot be released by this Agreement.

4. Waiver of Known and Unknown Claims. EMPLOYEE expressly waives and relinquishes all rights and benefits afforded by Section 1542 of the Civil Code of the State of California, and does so understanding and acknowledging the significance of this specific waiver of Section 1542. Section 1542 of the Civil Code of the State of California states as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her, must have materially affected his or her settlement with the debtor.

EMPLOYEE understands that EMPLOYEE is a “creditor” within the meaning of Section 1542.  Notwithstanding the provisions of Section 1542, this Agreement shall be in full settlement of all claims and disputes being released herein, including unknown claims.

5. Discovery of Different or Additional Facts. EMPLOYEE acknowledges that EMPLOYEE may discover facts different from, or in addition to, those EMPLOYEE now knows or believes to be true with respect to the claims, complaints, liabilities, obligations, agreements, damages and actions herein released, and agrees the release herein shall be and remain in effect in all respects as a complete and general release as to all matters released herein, notwithstanding any such different or additional facts.

6. Non-Disclosure of CUBIC Confidential Information. EMPLOYEE agrees that EMPLOYEE shall not use or disclose to any person(s) or entity(ies), public or private, at any time or in any manner, directly or indirectly, any “CUBIC Confidential Information,” including but not limited to, all forms and types of business, technical, financial, economic, sales, marketing or customer information of CUBIC that EMPLOYEE received, developed or had access to as a result of his/her employment with CUBIC, which has not been previously disclosed to the general public by an authorized CUBIC representative or customer, regardless of whether such information would be deemed a trade secret under applicable law.

CUBIC Confidential Information shall be interpreted broadly and also includes, but is not limited to, business strategies and plans, financial information, projections, pricing and cost information, proposals, lists of present or future customers, all information obtained from or about current or future customers, supplier lists and information, plans and results of research and development, reports, manuals, policies, personnel information (other than EMPLOYEE’s own information), evaluations, designs, specifications, blueprints, drawings, patterns, compilations, formulas, programs, software, prototypes, methods, processes, devices, procedures, inventions, special techniques of any kind peculiar to CUBIC’s operations, or other confidential or proprietary information or intellectual property related to the business, products, services, or plans of Company, whether tangible or intangible, and whether stored or memorialized physically, electronically, photographically, or in EMPLOYEE’s memory.  This specifically includes all information CUBIC has received from customers or other third parties that is not generally known to the public or is subject to a confidentiality agreement

7.  Pending and Future Claims.  EMPLOYEE agrees to withdraw, with prejudice, any demand for arbitration or lawsuit EMPLOYEE may have against CUBIC and any other Releasees that is pending on the date that EMPLOYEE signs this Agreement. EMPLOYEE further agrees that, to the fullest extent permitted by law, EMPLOYEE will not initiate any demand for arbitration or lawsuit related to the matters released above, it being the intention of the parties that with the execution of this release, the Releasees will be absolutely, unconditionally and forever discharged of and from all obligations to or on behalf of EMPLOYEE related in any way to the matters discharged herein.  In addition, EMPLOYEE agrees not to assist any other person or entity bringing any arbitration, lawsuit, or other legal action, that is opposed to CUBIC or any other Releasees unless compelled to do so by a court of law.  However, this Agreement shall not preclude EMPLOYEE from filing a complaint with or participating in an investigation or proceeding conducted by a federal or state government entity. EMPLOYEE nonetheless expressly releases EMPLOYEE’s right to receive any monetary damages, reward, or other personal relief based on a complaint or charge filed with a federal or state government entity by EMPLOYEE or on EMPLOYEE’s behalf.

8. Restrictions on EMPLOYEE’s Activities. As a material condition of receiving the equity acceleration, for a period of two (2) years following the Separation Date, EMPLOYEE shall not accept or engage in any employment, nor provide any services for remuneration in any other capacity (e.g., as an independent contractor, sole proprietor, partner, or joint venturer) for any person or business engaged in the provision of any services or the design, manufacturing or sale of any product, that is the same, substantially similar to or competitive with, any service or product of CUBIC (“Competitive Activities”). In the event EMPLOYEE engages in Competitive Activities within two years of his Separation Date, EMPLOYEE agrees that any equity he received as a result of the equity acceleration under this Agreement, or its cash equivalent if already sold, shall be returned to CUBIC.

9.  Nonsolicitation. As a material condition of receiving the equity acceleration, for a period of two (2) years following the Separation Date, EMPLOYEE shall not take any action to directly or indirectly solicit any employee or contractor of CUBIC to terminate his, her or its relationship with CUBIC, including by making any solicitation or by providing to any person or entity information about the skills, capabilities, background, or compensation of any CUBIC employee or contractor (“Solicitation Activities”).  In the event EMPLOYEE engages in Solicitation Activities in breach of this provision, EMPLOYEE agrees that, in addition to any damages caused to CUBIC by such Solicitation Activities, any equity he received as a result of the equity acceleration under this Agreement, or its cash equivalent if already sold, shall be returned to CUBIC. Nothing in this provision shall limit CUBIC’s right to seek injunctive relief related to any Solicitation Activities in breach of this provision.

10. Return of Company Property. EMPLOYEE agrees to return any and all equipment, property and materials in EMPLOYEE’s possession that belong to, or identify EMPLOYEE as an employee or representative of CUBIC, including but not limited to, files, records, credit cards, business cards, badges, card key passes, cell phones, computers, tablets, and keys by EMPLOYEE’s Separation Date.

11.  California Law. This Agreement shall be governed by and interpreted according to the laws of the State of California.

12. Review of the Agreement and Voluntariness. EMPLOYEE acknowledges that EMPLOYEE has read this Agreement, fully understands EMPLOYEE’s rights, privileges and duties under the Agreement, and enters this Agreement freely and voluntarily, without coercion or duress.

13. Severability. If any term, part or provision of this Agreement is invalid or illegal, the validity of the Agreement’s other terms, parts and provisions shall not be affected thereby and said invalid or illegal term, part or provision shall be deemed not to be a part of this Agreement.

14.  Binding on Successors. This Agreement and all of its provisions shall be binding upon, and inure to the benefit of, any successors, assigns, personal representatives or heirs of the parties hereto.

15.  No External or Prior Representations. EMPLOYEE represents and acknowledges that, in executing this Agreement, EMPLOYEE does not rely and has not relied upon any representation or statement not set forth herein made by any of the Releasees, their agents or representatives.

16. Entire Agreement. Except as expressly stated herein, the parties acknowledge and represent that this Agreement contains the entire understanding between them with respect to the matters set forth herein and supersedes any prior inconsistent agreements or understandings.  The parties further acknowledge that the terms of this Agreement are contractual and not a mere recital.  This Agreement may only be modified by a writing signed by both parties.

17. Time for Consideration of Agreement. This Agreement is intended to satisfy the requirements of the Older Workers’ Benefit Protection Act, 29 U.S.C. sec. 626(f), for the release of claims under the ADEA.  The following general provisions, along with the other provisions of this Agreement, are agreed to for this purpose:

a. EMPLOYEE is advised to consult with an attorney concerning the terms of this Agreement and the consequences of signing it and EMPLOYEE acknowledges and agrees that EMPLOYEE has obtained and considered any such legal advice EMPLOYEE deems necessary, such that EMPLOYEE is entering into this Agreement freely, knowingly, and voluntarily;

b. EMPLOYEE has twenty-one (21) days from receipt to review and consider this Agreement;

c. EMPLOYEE may use as much of this time as EMPLOYEE wishes prior to signing;

d. For a period of seven (7) days following the execution of this Agreement, EMPLOYEE may revoke the Agreement, and the Agreement shall not become effective or enforceable until the revocation time has expired;

e. To be effective, any revocation of this Agreement must be made by EMPLOYEE in writing, signed, dated and delivered to CUBIC’s Human Resources Department no later than seven (7) days from the execution of the Agreement.  If the seventh day falls on a weekend or a holiday, EMPLOYEE’s revocation must be delivered on the next business day;

f. This Agreement shall become effective eight (8) days after it is signed by EMPLOYEE (“Effective Date”), unless revoked by EMPLOYEE prior to that time as set forth above; and

g. This Agreement does not waive or release any rights or claims that EMPLOYEE may have that arise after the execution of this Agreement.

18. Construction. This Agreement shall not be construed or interpreted for or against any party hereto based on the fact that one party’s attorney drafted this Agreement or caused this Agreement to be drafted.

19. Controversies Arising Out of Agreement. The parties agree that any judicially cognizable controversy or claim arising out of or relating to this Agreement or its breach shall be resolved through a confidential and binding arbitration before a single neutral arbitrator in San Diego, California in accordance with the rules and procedures of the Judicial Arbitration and Mediation Services (“JAMS”). The JAMS rules and procedures may be found online at www.jamsadr.org.  Both EMPLOYEE and CUBIC expressly waive their right to a jury trial. This paragraph 19 is intended to be the exclusive method for resolving any and all claims by the parties against each other for payment of damages under this Agreement or relating to EMPLOYEE’S employment; provided, however, that EMPLOYEE shall retain the right to pursue rights or claims expressly excluded from the general release of claims in paragraph 3, as well as EMPLOYEE’s rights to file or participate in a complaint or investigation with a government agency under paragraph 7. This Agreement shall not limit either party’s right to obtain any provisional remedy, including, without limitation, injunctive or similar relief, from any court of competent jurisdiction as may be necessary to protect their rights and interests pending the outcome of arbitration, including without limitation injunctive relief, in any court of competent jurisdiction pursuant to California Code of Civil Procedure §1281.8 or any similar statute of an applicable jurisdiction. Seeking any such relief shall not be deemed to be a waiver of such party’s right to compel arbitration. The parties shall each bear their own attorneys’ fees and costs related to such arbitration.

20.  Non-Disclosure and Other Agreements. The parties agree that this Agreement will not supersede any existing Employee Inventions And Secrecy Agreement executed by EMPLOYEE while employed at CUBIC or any other agreements relating to CUBIC’s confidential information, proprietary information, trade secrets, or intellectual property.

21. Wages & Benefits Received. EMPLOYEE acknowledges that, with the exception of the equity acceleration offered in this Agreement, EMPLOYEE has been paid all wages, salary, overtime, bonuses, commissions, accrued PTO and employee benefits owed to EMPLOYEE through EMPLOYEE’s Separation Date, and that these amounts are not in any way consideration for this Agreement.

22.  No Admissions. The parties agree that this Agreement is not an admission of any liability or fault whatsoever by EMPLOYEE or CUBIC, and shall not be used as such in any legal or administrative proceeding.

23. Other. By signing below, EMPLOYEE is acknowledging that EMPLOYEE has carefully read this Agreement, fully understands what it means, is entering into it knowingly and voluntarily and that all of EMPLOYEE’s representations in it are true.  EMPLOYEE understands that the consideration period described in paragraph 17 started when EMPLOYEE was first given this Agreement, and EMPLOYEE waives any right to have it restarted or extended by any subsequent changes to this Agreement. EMPLOYEE acknowledges that CUBIC would not have given EMPLOYEE the special benefits EMPLOYEE is getting in exchange for this Agreement but for EMPLOYEE’s representations and promises that EMPLOYEE is making by signing it.

PLEASE READ CAREFULLY.  THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN OR UNKNOWN CLAIMS.

AGREED AND ACCEPTED:

EMPLOYEE

William Boyle

Executed this        day of                           , 2015 at                       , California

CUBIC CORPORATION

Darryl Albertson
Vice President, Human Resources

Executed this        day of                           , 2015 at San Diego, California